July 29, 2009

EAGLE ROCK ENERGY PARTNERS, L.P. DECLARES CASH DISTRIBUTION AND ANNOUNCES SECOND-QUARTER EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

HOUSTON – Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (“Eagle Rock” or the “Partnership”) today declared a cash distribution of $0.025 per common unit and general partner unit for the quarter ended June 30, 2009. The distribution will be paid on August 14, 2009 to the general partner and all common unitholders of record as of August 10, 2009.  No distribution will be paid on the subordinated units for the quarter.  The approved distribution is unchanged from the first quarter 2009 distribution level.  The second quarter Common Unit Arrearage is $0.3375 per common unit.  The Cumulative Common Unit Arrearage is $0.675 per common unit.  Both Common Unit Arrearage and Cumulative Common Unit Arrearage are terms defined in the Partnership’s partnership agreement.

The Partnership also announced today it will report second-quarter 2009 financial and operating results after the market closes for trading on Tuesday, August 4, 2009.  The second-quarter 2009 earnings conference call will be held at 9 a.m. CT (10 a.m. ET) on Wednesday, August 5, 2009. Interested parties may listen live over the Internet or via telephone.  To listen live over the Internet, log on to the Partnership's Web site at www.eaglerockenergy.com. To participate by telephone, the call in number is 888-713-4215, confirmation code 55782318. Investors are advised to dial into the call at least 15 minutes prior to the call to register.  Participants may pre-register for the call by using the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry to the call and will facilitate the timely start of the call. Pre-registration only takes a few moments and you may pre-register at any time, including up to and after the call start. To pre-register, please click https://www.theconferencingservice.com/prereg/key.process?key=PEM7PF9FA.  An audio replay of the conference call will also be available for thirty days by dialing 888-286-8010, confirmation code 57905808. In addition, a replay of the audio webcast will be available by accessing the Partnership's Web site after the call is concluded.

The Partnership is a growth-oriented master limited partnership engaged in three businesses: a) midstream, which includes (i) gathering, compressing, treating, processing, transporting and selling natural gas, and (ii) fractionating and transporting natural gas liquids and condensate; b) upstream, which includes acquiring, exploiting, developing, and producing oil and natural gas properties; and c) minerals, which includes acquiring and managing fee mineral and royalty interests, either through direct ownership or through investment in other partnerships, in properties located in multiple producing trends across the United States. The Partnership’s corporate office is located in Houston, Texas.

Qualified Notice to Nominees
This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d).  Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business.  Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

Forward-Looking Statements
This news release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date.  For a detailed list of the Partnership’s risk factors, please consult the Partnership’s Form 10-K, filed with the Securities and Exchange Commission for the year ended December 31, 2008, and the Partnership’s Forms 10-Q filed with the Securities and Exchange Commission.

Source: Eagle Rock Energy Partners, L.P.

Contact:
Jeff Wood
Senior Vice President, Chief Financial Officer and Treasurer
281-408-1203